THE BEAR STEARNS COMPANIES INC.
                                 IncomeNotes(SM)
            With Maturities of Nine Months or More from Date of Issue


Registration No. 333-121744
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 5
(To Prospectus dated February 2, 2005,
and Prospectus Supplement dated February 2, 2005)
Trade Date: March 7, 2005
Issue Date: March 10, 2005
The date of this Pricing Supplement is March 7, 2005


Fixed Rate Notes
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                                                                                                                         Interest
                                                 Maturity       Price to     Discounts &                                  Payment
   CUSIP#               Interest Rate              Date          Public      Commissions     Reallowance     Dealer      Frequency
------------------------------------------------------------------------------------------------------------------------------------
  07387EHC4                5.625%               3/15/2030        100.00%        2.50%          0.350%        98.00%        Semi
------------------------------------------------------------------------------------------------------------------------------------


                                            Subject to Redemption
                                            ---------------------
------------------------------------------------------------------------------------------------------------------------------------
                   First
                  Interest                                                                      Aggregate
First Interest     Payment     Survivor's                                                       Principal
 Payment Date      Amount       Option      Yes/No       Date and Terms of Redemption             Amount           Net Proceeds
------------------------------------------------------------------------------------------------------------------------------------
   9/15/2005       $28.91        Yes         Yes         Commencing  on 3/15/2010 and on        $7,563,000          $7,373,925
                                                         the 15th of each month thereafter
                                                         until Maturity, the Notes may be
                                                         called in whole at par at the
                                                         option of the Company on ten
                                                         calendar days notice.
------------------------------------------------------------------------------------------------------------------------------------

                                     ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.